Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	CardioNet, Inc.
Heather C. Getz
Investor Relations
800-908-7103
investorrelations@cardionet.com

CARDIONET, INC. REACHES PRELIMINARY AGREEMENT ON

SHAREHOLDERS LITIGATION

Conshohocken, PA — (BUSINESS WIRE) December 15, 2011 — CardioNet, Inc. (NASDAQ:BEAT), a leading wireless medical technology company with a current focus on the diagnosis and monitoring of cardiac arrhythmias, today announced that it has reached a preliminary agreement to settle the West Palm Beach Police Pension Fund putative class action litigation that was previously disclosed in the Company’s public filings. The preliminary agreement must be documented and is subject to certain conditions, including court approval of a final settlement agreement.  The parties intend to file a stipulation of settlement and joint motion for preliminary approval promptly.  Under the terms of the preliminary agreement, in consideration for the settlement and release of all defendants, the amount of $7.25 million will be paid by or on behalf of the defendants (of which management expects approximately $6 million will be covered by insurance).

Joe Capper, President and Chief Executive Officer, stated “We are pleased to have reached a preliminary agreement to settle this matter and view it as a positive result for the Company. The settlement, once approved by the Superior Court, will eliminate uncertainties and expenses associated with this litigation.  With the removal of this unnecessary drain on resources, the Company is better positioned to implement its previously announced strategic initiatives.”

About CardioNet

CardioNet is a leading provider of ambulatory, continuous, real-time outpatient management solutions for monitoring relevant and timely clinical information regarding an individual’s health. CardioNet’s initial efforts are focused on the diagnosis and monitoring of cardiac arrhythmias, or heart rhythm disorders, with a solution that it markets as Mobile Cardiac Outpatient TelemetryTM (MCOTTM).  More information can be found at http://www.cardionet.com.

Forward-Looking Statements

This document includes certain forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding, among other things, our growth prospects, the prospects for our products and our confidence in the Company’s future. These statements may be identified by words such as “expect,” “may,” “anticipate,” “possible,” “estimate,” “potential,” “intend,” “plan,” “believe,” “forecast,” “promises” and other words and terms of similar meaning. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including important factors that could delay, divert, or change any of them, and could cause actual outcomes and results to differ materially from current expectations. These factors include, among other things, the finalization of the settlement agreement as described above, the effect of the Biotel acquisition on our business operations and financial results, effectiveness of our efforts to address operational initiatives, including cost savings initiatives that affect our business, changes to insurance coverage, relationships with our government and commercial payors and reimbursement levels for our products, the success of our sales and marketing initiatives, our ability to attract and retain talented executive management and sales personnel, our ability to identify acquisition candidates, acquire them on attractive terms and integrate their operations into our business, the commercialization of new products, market factors, internal research and development initiatives, partnered research and development initiatives, competitive product development, changes in governmental regulations and legislation, the continued consolidation of payors, acceptance of our new products and services and patent protection, adverse regulatory action and litigation success. For further details and a discussion of these and other risks and uncertainties, please see our public filings with the Securities and Exchange Commission, including our latest periodic reports on Form 10-K and 10-Q. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.